Exhibit 10.4

AMENDMENT TO RSU AGREEMENT

Reference is made to that certain Restricted Stock Unit Agreement evidencing the restricted stock unit granted effective as of March 2, 2021 to James Mullen (the “RSU Agreement”). The RSU Agreement is hereby amended as follows:

1.Section 7(b) of the RSU Agreement is amended by deleting the second and third sentence thereof such that Section 7(b) shall read in its entirety as follows:

“(b) Withholding.  The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the RSUs.  The Company shall not deliver any shares of Common Stock to the Participant until it is satisfied that all required withholdings have been made.”

2.The RSU Agreement shall be amended by deleting Exhibit A thereto.

3.Except as specifically amended herein, the RSU Agreement is hereby ratified and confirmed and shall remain in full force and effect. Upon the effectiveness of this Amendment, each reference in the RSU Agreement to “the Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference in the other documents entered into in connection with the RSU Agreement, shall mean and be a reference to the RSU Agreement as amended hereby.

4.This Amendment may be executed in any number of counterparts and signatures may be delivered by facsimile, each of which may be executed by less than all parties, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment to RSU Agreement as of the date first written above.

EDITAS MEDICINE, INC.

By:_/s/ Charlene Stern__________________

Name: Charlene Stern

Title: EVP, General Counsel

/s/ James Mullen
James Mullen